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                                                                      EXHIBIT 21



             Subsidiaries of AmeriSource Distribution Corporation


     As of December 1, 1994, the subsidiaries of AmeriSource Distribution Corporation, together with their respective jurisdictions of incorporation, were as follows:


         Subsidiary                           Jurisdictions of Incorporation
         ----------                           ------------------------------

     AmeriSource Corporation                             Delaware


                    Subsidiaries of AmeriSource Corporation


     As of December 1, 1994, the subsidiaries of AmeriSource Corporation, together with their respective jurisdictions of incorporation, were as follows:


         Subsidiary                           Jurisdictions of Incorporation
         ----------                           ------------------------------

     AmeriSource Receivables Corporation                 Delaware
     Health Services Capital Corporation                 Delaware
     Health Services Plus, Inc.                          Delaware